Exhibit 99.3

ALTERNATIVE ASSET MANAGEMENT ACQUISITION CORP.

SPECIAL MEETING OF WARRANTHOLDERS

July 28, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF ALTERNATIVE ASSET MANAGEMENT ACQUISITION CORP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS.

The undersigned warrantholder of Alternative Asset Management Acquisition Corp., a Delaware corporation (“AAMAC”), having read the Notice of Special Meeting of Warrantholders and the proxy statement/prospectus dated             , 2009, receipt of which are hereby acknowledged, revoking all prior proxies, hereby appoints Michael J. Levitt and Paul D. Lapping, or either of them, with the full power and authority to act as proxy of the undersigned and with full power of substitution, to vote all shares of common stock issuable upon exercise of the AAMAC warrants which the undersigned may be entitled to vote at the special meeting of warrantholders of AAMAC to be held at the offices of Ellenoff Grossman & Schole LLP, 150 East 42nd Street, New York, New York 10017 at 10:00 a.m. New York City time, on July 28, 2009, and at any adjournment or postponement thereof, on the matters set forth in this proxy and described in the proxy statement/prospectus, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments or postponements thereof:

(1) The Warrant Redemption Proposal— to consider and vote upon a proposal to amend the warrant agreement (the “Warrant Agreement”), which governs the terms of AAMAC’s outstanding warrants, including those held by AAMAC’s sponsors, which were issued in the private offering consummated immediately prior to AAMAC’s initial public offering, in connection with AAMAC’s consummation of the transactions contemplated by the Agreement and Plan of Reorganization, dated as of May 14, 2009, as amended by Amendment No. 1 and Amendment No. 2 to the Agreement and Plan of Reorganization, dated as of May 29, 2009 and July 8, 2009, respectively (as amended, “Purchase Agreement”), by and among AAMAC, Great American Group, Inc., a newly-formed Delaware corporation and wholly-owned subsidiary of AAMAC (the “Company”), and AAMAC Merger Sub, Inc., a newly-formed Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), on the one hand, and Great American Group, LLC (“Great American”), the members of Great American (the “Great American Members”) and the representative of each of Great American, the Great American Members and the phantom equityholders of Great American (the “Phantom Equityholders”), on the other hand, pursuant to which the members of Great American will contribute all of the membership interests of Great American to the Company in exchange for common stock of the Company and cash (the “Contribution”) and concurrently, Merger Sub will merge with and into AAMAC, as a result of which AAMAC and Great American will be wholly-owned subsidiaries of the Company and outstanding shares of AAMAC common stock will be exchanged for common stock of the Company. The amendment to the Warrant Agreement would (a) require the Company to redeem all of the outstanding warrants, including those held by AAMAC’s sponsors, in connection with the Acquisition, at a price of $.50 per warrant (the “Warrant Redemption Proposal”), (b) delay the commencement of the exercisability of the warrants from immediately following the Acquisition to the 91st day following the consummation of the Acquisition and (c) preclude any adjustment of the warrants as a result of the Acquisition;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(2) The Warrantholder Adjournment Proposal—to consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Warrant Redemption Proposal (the “Warrantholder Adjournment Proposal”); and

☐ FOR	☐ AGAINST	☐ ABSTAIN

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF WARRANTHOLDERS AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF, INCLUDING, IF SUBMITTED TO A VOTE OF THE WARRANTHOLDERS, A MOTION TO ADJOURN THE SPECIAL MEETING TO ANOTHER TIME OR PLACE FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES.

This proxy when properly executed will be voted in the manner directed herein by the undersigned warrantholder.

Proxy cards properly executed and returned without direction will be voted “FOR” the proposals.

Note: Please sign exactly as your name or names appear on this Proxy. When warrants are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: , 2009

INDIVIDUAL OR JOINT HOLDER:

Signature of Warrantholder

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Signature of Warrantholder (if held jointly)

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CORPORATE OR PARTNERSHIP HOLDER:

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By:

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Its:
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